Exhibit 99.1

TTM Technologies Announces $400 Million in Planned Strategic Investments to Accelerate AI Infrastructure Capacity in China and Malaysia

CEO Edwin Roks and COO Jim Walsh unveil “Rapid-Ramp” brownfield capacity expansion to aggressively scale advanced N+M interconnect technology for AI Data Center Infrastructure, Hyperscalers and Networking Customers.

SANTA ANA, Calif. — October 12, 2026 — TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”), a leading global manufacturer of technology products, including mission systems, radio frequency (“RF”) components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including printed circuit boards (“PCBs”) and substrates, announced today a $400 million investment plan to expand capacity across four key facilities in China and its strategic southeast Asia plant in Penang, Malaysia. This expansion initiative represents incremental investments to the previously disclosed commitment to invest $1.2 billion through the 2025-2029 timeframe and is buttressed by ongoing discussions with our long-standing customer partners indicating expected demand increases.

The planned investments are dedicated to supporting the surge in Artificial Intelligence (“AI”) infrastructure demand, primarily scaling TTM’s advanced N+M asymmetrical, interconnect manufacturing technology products. This expansion underscores TTM’s commitment to its shareholders to capitalize on aggressive organic growth opportunities within the AI sector, with the goal of ensuring the company’s customers have access to both the critical capacity and innovative capabilities of TTM’s advanced interconnect technologies. To meet the urgent needs of data center infrastructure providers, hyperscalers, and networking customers, TTM is bypassing more time-consuming “greenfield” construction approaches in favor of its brownfield approach for strategic expansions. This “rapid ramp” approach entails optimizing existing operational space and integrating cutting-edge equipment to bring AI-specific PCB production capacity online very efficiently.

“The AI boom has increasingly placed significant demands for capacity within the AI hardware supply chain. TTM anticipates this market to remain highly dynamic and we will continue to work closely with our customers to define additional expansions as required. The rapid growth in demand requires us to make rapid capacity increases across several of our facilities.” said Edwin Roks, President and CEO of TTM. “By leveraging our existing footprint in China and Penang to scale our advanced technology, we believe we are shortening the time between investment and revenue such that our customers can scale without unnecessary or prohibitive bottlenecks,“ said Jim Walsh, Chief Operating Officer of TTM. This expansion reinforces TTM’s position as a critical interconnect and integration partner for the AI revolution, providing the high-performance hardware that enables the world’s most powerful computing systems.

TTMI expects to provide additional commentary for investors during its Third Quarter 2026 Earnings Conference call, with the specific date and time to be announced in coming weeks.

About TTM

TTM Technologies, Inc. is a leading global manufacturer of technology products, including mission systems, RF components, RF microwave/microelectronic assemblies, and technologically advanced interconnect products, including PCBs and substrates. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop design, engineering and manufacturing services enable customers to reduce the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the execution and implementation of TTM’s investment plan, general market and economic conditions, including interest rates, currency exchange rates, and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers, and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

Investor Relations Contact:

Sean K.F. Hannan

Vice President, Investor Relations

TTM Technologies, Inc.

sean.hannan@ttmtech.com

+1 339-466-7737

Media Contact:

Winnie Ng

Vice President, Corporate Marketing

TTM Technologies, Inc.

winnie.ng@ttm.com

+852 2272 2287 / +1 714 327 3000